PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement Agreement dated as of the 5th day of May,1998, execute by BURNETT CORPORATION, a Texas corporation; B.O. CORNELIUS; ANN C. FATHEREE; JAMES R. CORBIN; MARY JO MITTON; BIRKE B. MARSH; H. COBB; BIRKE B. MARSH, TRUSTEE OF THE CORBIN TRUST 1976; JAMIE KIM CORBIN; JOSH ALAN CORBIN; an JASON J. plus WILBANKS EXPLORATION, INC. an JEFFREY G. SHRA ER (the Wilbanks Group), (in ivi ually, an collectively, an ODESSA EXPLORATION, INCORPORATED , Delaware corporation, ('Buyer').

In consideration of the mutual promises containe herein, the benefits to be erive byeach party h ereun er an other goo an valuable consi eration the receipt an sufficiency ofwhich are hereby acknowle ge , Sellers an Buyer agree as follows:

ARTICLE I

PURCHASE AND  SALE

1.01 - Purchase and Sale - Subject to the terms an con itions of this Agreement, Sellers agree to sell an convey to Buyer ad Buyer agrees to purchase an pay for the following describe assets (hereinafter referre to as the Properties:

   (a) The interests escribe in Exhibit A hereto in an to the oil an gas leases escribe in Exhibit hereto (the Leases ) insofar as they cover the lan (the Lan s also escribe in Exhibit hereto, together with correspon ing un ivi e interests in

     (i) all rights, privileges, benefits, an powers conferre upon the hol er of the Leases with respect to the use an occupation of the surface of the Lan s that may be necessary, convenient, or inci ental to the possession an enjoyment of the Leases,

     (ii) all rights in respect of any poole or unitize acreage locate in whole or in part within the Lan s by virtue of the Leases, inclu ing rights to pro uction from the pool or unit allocate to any lease being a part thereof, regar less of whether such pro uction is from the Lan s,

     (iii) all rights, options, titles, an interests of Sellers granting Sellers the right to obtain, or otherwise earn interests within the Lan s no matter how earned,

     (iv) all tenements, here itaments, an appurtenances belonging to any of the foregoing, an

     (v) any an all geological ata an reports, subject to all applicable licensing an other agreements an all restrictions on transfer, inclu ing but not limite to all well logs, core reports, seismic ata, interprete maps, contour maps, isopach maps, etc.

(b) All permits, licenses, servitu es, rights-of-way, ivision or ers, gas purchase an sale agreements, inclu ing without limitation gas contracts, cru e oil purchase an sale agreements (wherein Sellers are selling parties), surface leases, farmin agreements, farmout agreements, bottom-hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, an other contracts, agreements, an rights that are owne by Sellers in whole or in part, an that are appurtenant to the Properties or use or hel for use in connection with the ownership or operation of the Properties or with the pro uction, treatment, sale, or isposal of water, hy rocarbons an associate substances therefrom or thereon; an

     (c) All of the real, personal an mixe property use in the operation of the Properties (whether locate on or off the Properties, but exclu ing all vehicles use in the operation of the Properties) owne by Sellers in whole or in part or cre ite to the joint account of Seller inclu ing, but not limite to (i) the wells ( Wells ) escribe on Exhibit hereto, all wellhea equipment, fixtures (inclu ing, but not limite to, fiel separators an liqui extractors), pipe, casing, an tubing; (ii) all pro uction, gathering, treating, processing, compression, ehy ration, salt water isposal, injection, gathering line an pipeline equipment an facilities; (iii) all tanks, machines, equipment, tools, ies, vessels an other facilities; an

          ( ) All of the files, recor s, ocuments, correspon ence an ata now in the possession or control of Sellers that relate to the items escribe in sub-paragraphs (a), (b), or (c) above, without 1imitation (the Recor s ).

          1.02 Effective Time . The purchase and sale of the Properties shall be effective as of 7:00 a.m. on May 1, 1998, local time at the location of the Properties (herein calle the Effective Time ).

    ARTICLE II

    PURCHASE PRICE


          2.01 - Purchase Price . The purchase price payable by Buyer for the Properties shall be Nine Million One Hun re Forty-Three Thousan an No/100 ollars ($9,143,000.00) cash, in imme iately available fun s (the Purchase Price ).

          2.02 - A justments to Purchase Price . The Purchase Price shall be subject to a justment as follows:

          (a) The Purchase Price shall be a juste upwar as follows:

          (i) The value of all merchantable, allowable oil in storage at the Effective Time, above the pipeline connection;

          (ii) The amount of all verifiable expen itures un er applicable operating agreements or other similar arrangements or agreements pai by Sellers in connection with the operation of the Property in accor ance with this Agreement for work actually performe subsequent to the Effective Time;

          (iii) Such increases as are ue to Upwar A justments ( efine below) as provi e in Article V hereof;

          (iv) Any other amount agree upon by Sellers an Buyer.

          (b) The Purchase Price shall be a juste ownwar as follows:

          (i) Procee s receive by Sellers from the sale of oil gas or other hy rocarbons attributable to the Properties an which are pro uce after the Effective Time;

          (ii) An amount equal to all unpai a valorem, property, pro uction, severance an similar taxes an assessments (but not inclu ing income taxes) base upon or measure by the ownership of property or the pro uction of hy rocarbons or the receipt of procee s therefrom accruing to the Properties prior to the Effective Time (Taxes will be prorate base on 1997 taxes);

          (iii) Any re uctions for efective Interests as provi e in Article V;

          (iv)  Any casualty losses; an

          (v) Any other amount agree upon by Sellers an Buyer;

          (c) The Purchase Price shall be a juste upwar or ownwar , as necessary, as follows:

          (i) to the extent Sellers '92 actual working interest an net revenue interest in each of the wells iffers than that shown on Exhibit "A;" an

          (ii) any material non-consent operations in properties which result in an increase or ecrease in Sellers '92 interest in the property;

          2.03 - Allocation of Purchase Price. Each party will use its own allocation of the Purchase Price. In the event there is a efective Interest or Environmental Con ition affecting a Property, the parties shall mutually agree upon the value of such affecte Property.

     ARTICLE III

     Representations an  Warranties

          3.01 - Representations an Warranties of Sellers . Sellers severally, but not jointly, represent an warrant to Buyer as follows.

          (a) As to any corporate Seller, such Seller is a corporation uly organize , vali ly existing an in goo stan ing un er the laws of its juris iction of incorporation, is legally authorize to con uct business in each juris iction where it con ucts business, an has all requisite corporate power an authority to own an lease the properties an assets it currently owns an leases an to carry on its business as such business is currently con ucte .



          (b) Sellers have all requisite power an authority to execute an eliver this Agreement, to consummate the transactions contemplate hereby an to perform all the terms an con itions hereof to be performe by them. The execution an elivery of this Agreement by Sellers, the performance by Sellers of all the terms an con itions hereof to be performe by them an the consummation of the transactions contemplate hereby have been, or will be, uly authorize an approve by the Boar of irectors of Sellers as to each corporate Seller. This Agreement has been uly execute an elivere by Sellers an constitutes the vali an bin ing obligation of Sellers, enforceable against them in accor ance with its terms, except as such enforceability may be limite by bankruptcy, insolvency or other laws relating to or affecting the enforcement of cre itors rights generally an general principles of equity (regar less of whether such enforceability is consi ere in a procee ing in equity or at law).

          (c) This Agreement an the execution an elivery hereof by Sellers o not, an the fulfillment an compliance with the terms an con itions hereof an the consummation of the transactions contemplate hereby will not:

          (i) Conflict with, or require the consent of any person un er, any of the terms, con itions or provisions of the articles or certificate of incorporation, as applicable, or bylaws of any corporate Seller;

          (ii)  Violate  any   provision  of,   require  any  filing,   consent,
          authorization or approval un er, any legal requirement applicable to or bin ing upon Sellers;

          (iii) Conflict with, result in a breach of, constitute a efault un er (without regar to requirements of notice or the lapse of time or both), accelerate or permit the acceleration of the performance require by, or require any consent, authorization or approval un er, (A) any mortgage, in enture, loan, cre it agreement or other agreement or instrument evi encing in ebte ness for borrowe money to which any Seller is a party or to which any Seller is boun or to which any of the Properties owne by Sellers is subject, or (B) any lease, license, contract or other agreement or instrument to which Sellers are a party or by which they are boun or to which any of the Properties owne by them are subject; or

          (iv) Result in the creation or imposition of any lien, charge or other encumbrance upon the Properties.
          (v) Sellers are not in efault un er, an no con ition exists that with notice or lapse of time or both woul constitute a efault un er, (i) any mortgage, in enture, loan, cre it agreement or other agreement or instrument evi encing in ebte ness for borrowe money to which Sellers are a party or by which Sellers are boun or to which any of the Properties are subject, or any other agreement, contract, lease, license or other instrument, (ii) any or er, ju gment or ecree of any court, commission, boar , agency or other governmental bo y, or (iii) any law, statute, or inance, ecree, or er, rule or regulation of any governmental authority.

          (e) Except as provide for or disclose in Exhibit B attache hereto an e a part hereof, since May 1, 1998, there has not been an will not be:

          (i) Any material amage, estruction or loss to or of the Properties or other assets, whether or not covere by insurance;

          (ii) Any sale, lease or other isposition of the Properties or other assets, except as permitte by the terms of this Agreement;

          (iii) Any mortgage, ple ge or grant of a lien or security interest against any of the Properties, other than in the or inary course of business (except any such encumbrance that will be release at or before the Closing); or

          (iv) Any contract or commitment to o any of the foregoing.

          (f)  Exhibit  C  sets  forth  a  list  of  the  following   contracts,
     agreements, plans an commitments to which Sellers are parties or by which Sellers or any of the Properties are boun .

          Any contract, commitment or agreement that involves aggregate expen itures by Sellers of more than $100,000.00 per year;

          (ii) Any in enture, trust agreement, loan agreement or note un er which Sellers have outstan ing in ebte ness, obligations or liabilities for borrowe money;

          (iii) Any lease, sublease, installment purchase or similar arrangement for the use or occupancy of real property (other than the Sellers' Leases) that involves aggregate expen itures by Sellers of more than $100,000.00 per year, together with a list of the location of such lease property, the ate of termination of such arrangements, the name of the other party an the annual rental payments require to be ma e for such arrangements;

          (iv) Any guaranty, irect or in irect, by any affiliate of Sellers of any contract, lease or agreement entere into by Sellers;

          (v) Any agreement of surety, guarantee or in emnification by Sellers outsi e of the or inary course of business;

          (vi) All Gas Contracts ( efine below) an agreements for the sale of gas affecting the Properties; an

          (vii)  All operating agreements.

          (g) To the knowle ge of each of the Sellers, there are no material efects in the personal property an fixtures to be conveye to Buyer pursuant to the terms hereof which woul prevent the continue operation of the Properties in accor ance with prior practice.

          (h) To the knowle ge of each of the Sellers, all material royalties (other than royalties hel in suspense), rentals an other payments ue un er the Leases have been properly an timely pai , an all con itions necessary to keep the Leases in force have been fully performe . No notices have been receive by Sellers of any claim to the contrary an to the knowle ge of each of the Sellers , all of the Leases are in full force an effect.

          (i) Except as set forth on Exhibit A attached hereto an ma e a part hereof, (i) Sellers are not obligate by virtue of any prepayment arrangement un er any contract for the sale of hy rocarbons an containing a take or pay or similar provision or pro uction payment or any other arrangement to eliver hy rocarbons pro uce from the Properties at some future time without then or thereafter receiving full payment therefor, an

          (ii) Sellers have not pro uce a share of gas greater than their ownership percentage an Sellers are un er no obligation to re uce their share of pro uction un er any gas balancing agreement or similar contract to allow un er-pro uce parties to come back into balance.

          (j) All a valorem, property, pro uction, severance an similar taxes an assessments base on or measure by the ownership of property or the pro uction of hy rocarbons or the receipt of procee s therefrom on the Properties have been properly pai an all such taxes an assessments which become ue an payable prior to the Effective Time shall be properly pai by Sellers.

          (k) To the knowle ge of each of the Sellers, all material vali laws, regulations an or ers of all governmental agencies having juris iction over the Properties have been an shall continue to be complie with until the Closing. To the knowle ge of each of the Sellers, all material necessary permits from governmental agencies having juris iction in connection with the Properties have been obaine an all require reports have been timely, properly, an accurately ma e an will continue to be timely, properly an accurately ma e through Closing. To the knowle ge of each of the Sellers base on Texas Railroa Commission recor s, all plugge wells locate on the Properties have been properly plugge an there are no aban one unplugge wellbores locate on the Properties which goo oil fiel practice woul require plugging.

          (l) Sellers have incurre no liability, contingent or otherwise, for brokers '92 or fin ers '92 fees relating to the transactions contemplate by this Agreement for which Buyer shall have any responsibility whatsoever.

          (m) To the knowle ge of each of the Sellers, none of the Properties is subject to any top leases or reversionary interests, an there exists no unrecor e ocument or agreement which may result in impairment or loss of Sellers '92 ability to convey the Property.

          (n) With respect to the Basic ocuments ( efine below), in all material respects to the knowle ge of Sellers: (i) all of such Basic ocuments are in full force an effect an are the vali an legally bin ing obligations of the parties thereto, (ii) Sellers are not in breach or efault with respect to any material obligations pursuant to any such Basic ocument or any regulations incorporate therein or governing same; (iii) all material payments (inclu ing, without limitation, royalties, elay rentals, shut-in royalties, an joint interest or other billings un er unit or operating agreements) ue thereun er have been ma e by Sellers or will be ma e by Sellers prior to Closing; (iv) no other party to any Basic ocument (or any successor in interest therein) is in breach or efault with respect to any of its material obligations thereun er, an (v) neither Sellers nor any other party to any Basic ocument has given or threatene to give notice of any action to terminate, cancel, rescin or procure a ju icial reformation of any Basic ocument or any provision thereof.


          As use herein the term Basic ocuments shall mean all of the Sellers '92 Leases, contracts for the sale an purchase of gas pro uce from the Properties ( Gas Contracts ), farmout, ry hole, bottom-hole, acreage contribution, purchase an acquisition agreements, area of mutual interest agreements, salt water isposal agreements, servicing contracts, easement an /or right-of-way agreements, unitization or pooling agreements an all other material executory contracts an agreements relating to the Properties.


          (o) (i) To the knowle ge of each of the Sellers, Sellers have not cause or allowe the generation, treatment, storage, isposal or release of hazar ous substances on the Properties except in accor ance with local, state, an fe eral statutes, or inances, rules an regulations, (ii) Sellers have complie with all laws, regulations an or ers of all governmental agencies having juris iction over the Properties in connection with laws regar ing protection of the environment, (iii) all material necessary permits or exemptions have been obtaine from governmental agencies having juris iction over the Properties in connection witth laws regar ing protection of the environment, (iv) Sellers have not receive notice of any procee ing, claim or lawsuit relating to the breach of any law regar ing protection of the environment an (v) to the best of Sellers '92 knowle ge no hazar ous substance has ever been ispose of on the Properties except in accor ance with local, state, an fe eral statutes, or inances, rules an regulations.

          (q) Except as may be set forth in Exhibit attache hereto an ma e a part hereof, on the ate hereof no suit, action or other procee ing is pen ing before any court or governmental agency to which Sellers are a party an which might result in impairment or loss of Sellers '92 title to any part of the Properties or that might hin er or impe e operation of the Properties an to the knowle ge of Sellers, no such suit, action or other procee ing is threatene . Sellers shall promptly notify Buyer of any such procee ing arising prior to the Closing -.

          3.02 - Representations an Warranties of Buyer. Buyer represents an warrants to the Sellers that:

          (a) Buyer is a corporation uly organize , vali ly existing an in goo stan ing un er the laws of its juris iction of incorporation.

          (b) Buyer has all requisite corporate power an authority to execute an eliver this Agreement, to consummate the transactions contemplate hereby an to perform all the terms an con itions hereof to be performe by it. The execution an elivery of this Agreement by Buyer, the performance by Buyer of all the terms an con itions hereof to be performe by it an the consummation of the transactions contemplate hereby have been uly authorize an approve by the Boar of irectors of Buyer . This Agreement has been uly execute an elivere by Buyer an constitutes the vali an bin ing obligation of Buyer, enforceable against it in accor ance with its terms, except as such enforceability may be limite by bankruptcy, insolvency or other laws relating to or affecting the enforcement of cre itors '92 rights generally an general principles of equity (regar less of whether such enforceability is consi ere in a procee ing in equity or at law).

          (c) This Agreement an the execution an elivery hereof by Buyer oes not, an the fulfillment an compliance with the terms an con itions hereof an the consummation of the transactions contemplate hereby will not:

          Conflict with, or require the consent of any person un er, any of the terms, con itions, or provisions of the certificate of incorporation or bylaws of Buyer;

     (ii) Violate any provision of, or require any filing, authorization or approval un er, any legal requirement applicable to or bin ing upon Buyer;

          (iii) Conflict with, result in a breach of, constitute a efault un er (without regar to requirements of notice or the lapse of time or both) accelerate or permit the acceleration of the performance require by; or require any consent, authorization or approval un er, (i) any mortgage, in enture, loan, cre it agreement or other agreement or instrument evi encing in ebte ness for borrowe money to which Buyer is a party or by which Buyer is boun or to which any of its properties is subject or (ii) any lease, license, contract or other agreement or instrument to which Buyer is a party or by which it is boun or to which any of its properties is subject; or

          (iv ) Result in the creation or imposition of any lien, charge or other encumbrance upon the assets of Buyer.

          ( ) There is no action, suit, procee ing or governmental investigation or inquiry pen ing, or to the knowle ge of Buyer, threatene against Buyer or its subsi iaries or any of its properties that might elay, prevent or hin er the consummation of the transactions contemplate hereby.

     ARTICLE IV

     COVENANTS

     4.01 - Covenants of Sellers.    Sellers agree with Buyer that:

          (a) Prior to closing, Sellers will continue to make available to Buyer for examination at Wilbanks Exploration, Inc. '92s ( Wilbanks ) offices in enver, Colora o, title an other information relating to the Properties insofar as the same are in Wilbanks '92 possession an will cooperate with Buyer in Buyer '92s efforts to obtain, at Buyer's expense, such a itional information relating to the Properties as Buyer may reasonably esire. Sellers shall permit Buyer, at Buyer '92s expense, to inspect an photocopy such information an recor s at any reasonable time but only to the extent, in each case, that Sellers may o so without violating any obligation of confi ence or contractual commitment to a thir party. Sellers shall not be obligate to furnish any up ate abstracts, title opinions or a itional information, but shall cooperate with Buyer in Buyer's efforts to obtain, at Buyer '92s expense, such a itional title information as Buyer may reasonably eem pru ent.

          (b) After the Effective Time an prior to Closing, Sellers have cause an will continue to cause the Properties to be pro uce , operate an maintaine in a goo an workmanlike manner consistent with prior practices, will not aban on any of the Properties, will maintain insurance now in force with respect to the Properties, will pay or cause to be pai all costs an expenses in connection therewith, will keep the Sellers '92 Leases in full force an effect, an will perform an comply with all the covenants an con itions containe in the Sellers '92 Leases an all agreements relating to the Properties; provi e , however, in the absence of Buyer's written consent, Sellers after the Effective Time an prior to the Closing shall not con uct or authorize any operation on the Sellers '92 Leases requiring Authority for Expen iture approval by working interest owners un er applicable operating agreements, or an expen iture of $15,000.00 or more for the entire 100% of any single project (except emergency operations where Sellers shall give verbal notice of such emergency followe by written confirmation within twenty-four (24) hours thereafter).

          (c) Without the prior written consent of Buyer, Sellers shall not enter into any new agreements or commitments with respect to the Properties except as to the lawsuit isclose on Exhibit , will not mo ify, terminate or settle any ispute arising out of any of the agreements relating to the Properties, inclu ing, without limitation, the Basic ocuments, an will not encumber, sell, transfer, assign, convey, farmout or otherwise ispose of any of the Properties other than personal property which is replace by equivalent property or consume in the operation of the Properties.

          Sellers shall imme iately make requests of such thir parties in compliance with applicable agreements, that any require consents be given or waive an that any preferential rights be waive , provi e , however, nothing containe in this Section 4.01 shall require Sellers to pay money or un ertake any a itional legal obligation.

          (e) Sellers will permit Buyer '92s authorize representatives to consult with Sellers an their agents an employees uring reasonable business hours an to con uct, at Buyer's sole risk an expense, on-site inspections, tests an inventories of the Properties an inspect an examine all well logs an geological an geophysical ata relating to such properties.

          (f) Sellers will use their best efforts to obtain the satisfaction of the con itions to Closing set forth in Section.6.01 hereof.

          (g) Sellers shall not solicit from any thir party any proposals or offers or enter into any negotiations relating to the isposition of any of the Properties.

          4.02 - Covenants of Buyer. Buyer covenants an agrees with Sellers as follows:

          (a) Buyer will use its best efforts to obtain the satisfaction of the con itions to Closing set forth in Section 6.02 hereof.

          (b) In the event that this Agreement is terminate or, if not terminate , until the Closing, the confi entiality of any ata or information receive by Buyer regar ing the business an assets of Sellers shall be maintaine by Buyer an is representatives in accor ance with the agreements execute by Buyer.

   ARTICLE V

    TITLE MATTERS,  DEFECTIVE INTERESTS

    ENVIRONMENTAL ISSUES

    5.01 - Defensible Title

          (a) As use herein, the term efensible Title shall mean, as to the Properties an each of them, such title which

          (i) is free an clear (except for Permitte Encumbrances) of mortgages, liens, security interests, ple ges, charges, encumbrances, claims, limitations, irregularities, bur ens, or efects, an (A) is otherwise only subject to contractually bin ing arrangements which are conventional an which are customarily experience in the oil an gas in ustry an (B) is not subject to any matters which will result in a breach of any warranty ma e by Sellers hereun er,

          (ii) entitles Sellers to receive not less than the Net Revenue Interests set forth in Exhibit hereto of all oil, gas an associate liqui an gaseous hy rocarbons pro uce , save an markete from the Properties after e ucting all royalty, overri ing royalty an other bur ens (an such interest will not change in the future except as isclose on Exhibit A; an

          (iii) obligates Sellers to bear costs an expenses relating to the maintenance, evelopment, an operation of the Properties in an amount not greater than the Working Interests set forth in Exhibit hereto an such interest will not change in the future except as isclose on Exhibit A, unless there is a correspon ing an proportionately equal increase in the Net Revenue Interest.

   (b)  The term   Permitte  Encumbrances   as use
herein shall mean:

          (i) Lessors '92 royalties, overri ing royalties; an other bur ens, reversionary interests an similar bur ens if the net cumulative effect of such bur ens oes not operate to re uce the Net Revenue Interests of any of the Properties to less than the Net Revenue Interest set forth in Exhibit A;

          (ii) Preferential rights to purchase an require thir party consents to assignments an similar agreements with respect to which prior to Closing
     (A) waivers or consent are obtaine from the appropriate parties, (B) the appropriate time perio for asserting such rights has expire without an exercise of such rights, an (C) with respect to consent, such consent is not necessary to the vali ity of an assignment to Buyer an nee not be obtaine prior to an assignment (the a equacy of such consent shall be etermine by Buyer in its reasonable ju gment);

          (iii) Liens for taxes or assessments not yet ue or not yet elinquent or; if elinquent, that are being conteste in goo faith in the normal course of business;

          (iv) All rights to consent by, require notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil an gas leases or interests therein if the same are customarily obtaine subsequent to such sale or conveyance;

          (v) The terms an con itions of the Leases;

          (vi) Rights of reassignment in the event of intentional release or surren er of any of the Properties;

          (vii) Easements, rights-of-way, servitu es, permits, surface leases an other rights in respect of surface operations, pipelines, grazing, or the like; an easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways an other easements, an rights-of-way, on, over or in respect of any of the Properties;

          (viii) Rights reserve to or veste in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, an all applicable laws, rules an or ers of any governmental authority;
          (ix) Such Title efects ( efine below) or other efects as Buyer has waive , an

          (x) Liens release at Closing as shown on Exhibit

          (c) The term Title efects as use herein means any encumbrances, encroachments, irregularities, efects or objection to the Properties (expressly exclu ing Permitte Encumbrances), that alone or in combination ren er Sellers '92 title to the Properties less than efensible Title.

     5.02 -  efective Interests.

          (a) " efective Interests shall mean:

          (1) That portion of the Properties affecte by a Title efect.

          (2) That portion of the Properties materially an a versely affecte by Sellers '92 noncompliance with the material laws, rules, regulations, or inances or or ers of any governmental agency or authority having juris iction over any portion of the Properties.

          (3) That portion of the Properties which on-site inspection reveals requires removal of use equipment or property, clean-up of spills or umps, plugging of aban one wells, repair of broken, efective or inoperable equipment or of equipment which is incapable of performing its inten e function, or other similar matters.

          (4) That portion of the Properties with respect to which any preferential right to purchase is exercise or for which consent is enie unless Buyer elects to receive the consi eration receive from the exercise of such preferential right to purchase.

          (5) That portion of the Properties affecte by any suit, action or other procee ing before any court or government agency that woul result in substantial loss or impairment of Sellers '92 title to any material portion of the Properties, or a material portion of the value thereof.

          (6) That portion of the Properties estroye by fire or other casualty, or with respect to which there is a taking or threatene taking in con emnation or un er right of eminent omain.

     (b) Buyer shall give S ellers notice of efective Interests not later than fifteen (15) ays prior to the Closing ate. Such notice shall be in writing an shall inclu e (i) a escription of the efective Interest, (ii) the reason Buyer believes such Properties to be a efective Interest, an
     (iii) the propose allocate value of the efective Interests. Buyer shall be eeme to have waive all efective Interests of which Sellers have not been given such notice; provi e , however, that such waiver shall not apply with respect to any efective Interest if Buyer coul not reasonably have known of it before the ate such notice is ue.

          (c) Upon being notifie by Buyer pursuant in Section 5.02(b) of any asserte efective Interest the Sellers shall give written counter-notice to Buyer within ten (10) ays that they (i) inten to correct the asserte efective Interest, or (ii) they o not inten to correct the efective Interest, or (iii) they isagree that the asserte efective Interest exists. If Sellers gives counter-notice of intent to correct such asserte efective Interest, they shall have a perio of thirty (30) ays from the receipt of the Buyer '92s notice (the Cure Perio ) to correct such asserte efective Interest at their own expense, an the Closing ate shall be exten e until the thir ay after the earliest to occur of the following: (A) the efective Interest is correcte , (B) the Sellers notify Buyer they cannot correct the efective Interests, an (C) the expiration of the Cure Perio . The failure of Sellers to eliver written counter-notice shall be eeme to be an a mission of the existence of such efective Interest an a waiver of Sellers '92 right to correct such efective Interest (an an agreement that the amount by which the agree allocate value of the efective Interest to which the efective Interest relates is the amount state in Buyer '92s notice pursuant to clause (iii) of Section 5.02(b)).

          (i) efective Interests shall be exclu e from the Properties to be purchase by Buyer hereun er, an the Purchase Price shall be re uce in accor ance with Section 2.02 hereof by an amount equal to the agree allocate value thereof unless (i) prior to expiration of the Cure Perio , the basis for treating such Properties as efective Interests has been remove , (ii) Buyer agrees to waive the relevant efective Interest an purchase the efective Interest notwithstan ing the efect, or (iii) Buyer an Sellers agree (or have been eeme to have agree ) to an amount by which the agree allocate value of the efective Interests has been re uce an the Purchase Price is re uce by such amount in accor ance with Section 2.02 hereof.

     (e) In etermining which portions of the Properties are efective Interests, it is the intent of the parties to inclu e, when possible, only that portion of the Properties affecte by the efect. If the agree allocate value of efective Interests cannot be etermine irectly from Exhibit B because the efective Interests constitute a property inclu e within, but not totally comprising, the Properties to which the agree allocate value relates, Buyer an Sellers shall attempt, where feasible, to proportionately re uce the agree allocate value.

          5.03 - I entification of Upwar A justment. If prior to Closing, Sellers notify Buyer that there is any inaccuracy in Exhibit "A" whereby Sellers own more than represente thereon, Buyer an Sellers shall en eavor to agree upon an amount by which the Purchase Price shall be increase to reflect such increase value in accor ance with Section 2.02 (the Upwar A justment ). If Buyer an Sellers fail to agree to the Upwar A justment, Sellers may elect to have that portion of the Properties subject to such increase in value exclu e from the Properties to be purchase by Buyer.

          5.04- Environmental Information an Inspections . b Promptly upon the execution of this Agreement, Sellers shall make available to the Buyer such information that is in their possession or control, or to which it has access, relating to the environmental con ition of the Properties, sai information to inclu e, but not to be limite to, any an all information pertaining to cru e oil an pro uce water that may have been spille or ispose of on the Properties an the locations thereof; pits an pit closures locate on the Properties; burial sites locate on the Properties; lan farming sites; lan sprea ing sites; un ergroun injection sites; an soli waste isposal sites. Buyer also shall have the right, at its sole risk an expense, to con uct or have con ucte a Phase I Environmental Au it of such of the Properties as it esignates. To enable Buyer to con uct the Phase I Environmental Au it, Sellers will provi e Buyer (an its representatives) with reasonable access to the Properties; to Sellers' books, recor s, an files relating to the Properties; an to current employees of Sellers. In con ucting the Phase I Environmental Au it, Buyer shall treat, an will cause all of its representative, agents, consultants, contractors, or subcontractors to treat, all information obtaine by Buyer pursuant to the au it as strictly confi ential except to the extent such information is otherwise available to the general public an will not isclose the results without the prior written consent of Sellers, except to the extent that such results are legally require to be isclose by Buyer in which case, Buyer shall provi e Sellers with reasonable notice prior to making such isclosure. Sellers shall have the right to have a representative present uring any inspection of the Properties an uring any interviews of Sellers' employees, con ucte as a part of the Phase I Environmental Au it. Buyer shall coor inate these activities with Sellers so as to allow Sellers to have a representative present if they so esire.

               5.05 - Notice of Environmental Con ition .
               Not later than fifteen (15) ays prior to Closing, Buyer shall give Sellers written notice of any con ition (referre to herein as an "Environmental Con ition") in the air, lan , soil, surface, subsurface strata, surface water, groun water, or se iments in any one or more of the Properties, which causes that Property or Properties to be subject to reme iation un er, or not in compliance with any law relating to pollution, the protection of the environment, or the release or isposal of waste materials. Such notice shall be in writing an shall inclu e (i) a escription of the portion of the Properties (if less than all) affecte by the Environmental Con ition, (ii) the reason Buyer believes such Environmental Con ition to exist, an (iii) the action that is require to cure or remove the Environmental Con ition. Buyer shall be eeme to have waive all Environmental Con itions of which Seller has not been given such notice.

               5.06 - Environmental Reme iation . b Upon being notifie pursuant to Section 5.05 of any asserte Environmental Con ition, Sellers shall have thirty (30) ays within which to provi e Buyer with ocumentation that the Environmental Con ition has been cure or remove . If Seller is unable or unwilling to cure or remove the Environmental Con ition within such perio , then Buyer shall have the option of (i) eliminating such property from this Agreement an procee ing to Closing on the remaining Properties, with the Purchase Price to be a juste ownwar by the agree allocate value of the affecte property; or (ii) waiving the Environmental Con ition with respect to the affecte property an procee ing to Closing on all Properties, with the full payment of the Purchase Price. The Closing ate as agree upon herein shall be exten e for such perio of time as may be necessary to provi e Seller the perio of time provi e for in this paragraph within which to cure or remove Environmental Con itions.

ARTICLE VI

CONDITIONS TO CLOSING

               6.01 - Con itions to the Obligations of Buyer. The obligations of Buyer to procee with the Closing contemplate hereby are subject to the satisfaction on or prior to the Closing of all of the following con itions, any one or more of which may be waive , in whole or in part, in writing by Buyer.

               (a) The representations an warranties ma e herein by Sellers shall be correct at an as of the Closing as though such representations an warranties were ma e at an as of the Closing, an the factual matters containe in any warranty ma e by Sellers to Sellers '92 knowle ge, or similar language, shall be true an correct at an as of the Closing without regar to Sellers '92 knowle ge of same, an Sellers shall have complie with all the covenants hereof require by this Agreement to be performe by them on or prior to the Closing.

               (b) The Closing hereun er shall not violate any or er or ecree of
          any  court,  agency,  commission,   tribunal,  or  other  governmental
          authority having competent juris iction over the transactions contemplate by this Agreement

               (c) All necessary consents, permission, novations an approvals by thir parties (inclu ing that of Sellers '92 len ing institutions) in connection with the sale an transfer of the Properties shall have been receive prior to Closing, except those governmental consents customarily generate an receive in the or inary course of business at a post-closing ate. ( ) The existence of efective Interests which have not been correcte or properties exclu e pursuant to Section 5.06 will not re uce the Purchase Price by more than 10%.

               6.02 - Con itions to the Obligations of Sellers. The obligations of Sellers to procee with the Closing contemplate hereby are subject to the satisfaction at or prior to Closing of all of the following con itions, any one or more of which may be waive , in whole or in part, in writing by Sellers.

               (a) The representations an warranties ma e herein by Buyer shall be correct at an as of the Closing as though such representations an warranties were ma e at an as of the Closing, an Buyer shall have complie with all the covenants hereof require by this Agreement to be performe by them at or prior to the Closing.

               (b) The Closing hereun er shall not violate any or er or ecree of
          any  court,  agency,   commission,   tribunal  or  other  governmental
          authority having competent juris iction over the transactions contemplate by this Agreement.

               (c) The existence of efective Interests which have not been correcte or properties exclu e pursuant to Section 5.06 will not re uce the Purchase Price by more than 10%.

   ARTICLE VII

   CLOSING

   7.01 -    Closing

            Unless the parties hereto agree otherwise an subject to the con itions state in this Agreement, the consummation of the transactions contemplate hereby (herein calle the Closing ) shall be hel at the offices of Wilbanks, in enver, Colora o, on June 15, 1998. The ate on which closing occurs is referre to herein as the Closing ate.

               7.02 - Closing Obligations . At the Closing, the following events shall occur, each being a con ition prece ent to the others an each being eeme to have occurre simultaneously with the others:

               (a) Sellers shall assign, transfer, an convey the Properties to Buyer by an assignment with a special warranty substantially in the form of Exhibit E attache hereto. Sellers shall also execute such a itional ee s, conveyances an bills of sale as may be necessary to convey the Properties to Buyer provi e that any such a itional ee s, conveyances or bills of sale shall not warrant the con ition of personal property but shall warrant title by, through an un er Sellers. In a ition to the foregoing, the instruments execute pursuant to this Section 7.02(a) shall be execute in multiple originals an counterparts sufficient to facilitate recor ing.

               (b) Buyer shall pay the Purchase Price to Sellers by wire transfer in imme iately available fun s. Buyer is authorize to eliver an un ivi e 30% of the Purchase Price to Wilbanks for allocation to the Wilbanks Group an an un ivi e 70% of the Purchase Price to Burnett Corporation for allocation to the Burnett Group.

               (c) Sellers shall eliver to Buyer exclusive possession of the Properties

               (d) Each of the Sellers shall provi e a certificate in form an substance satisfactory to Buyer '92s counsel certifying as to the matters set forth in Sections 6.01(a), (b), an (c) at an as of the Closing.

               (e) Buyer shall provi e a certificate in form an substance satisfactory to Sellers '92 counsel certifying as to the matters set forth in Sections 6.02(a) an (b) at an as of the Closing.

               (f) Wilbanks, if it has not previously one so, shall resign as operator of any of the Properties which it operates. Sellers an Buyer shall execute (i) Railroa Commission forms P-4 an other appropriate forms to provi e for the change of operator, if applicable, an (ii) transfer or ers or letters in lieu thereof irecting all purchasers of pro uction to make payment to Buyer of procee s attributable to pro uction from the Properties assigne to Buyer.

               (g) Sellers shall eliver to Buyer all sums hel in suspense by Sellers for any reason together with a report in sufficient etail to the best of Sellers '92 current knowle ge to allow Buyer to etermine the reasons such amounts are hel in suspense, an the Properties with respect to which such amounts are hel in suspense.

               (h) Buyer an Sellers shall execute such other ocuments as may be necessary to effectuate the intent of this transaction.

ARTICLE VIII

OBLIGATIONS AFTER CLOSING

8.01 - Post-Closing Adjustments.

As soon as practicable after the Closing, but not later than 90 ays after the Closing, Sellers an Buyer shall con uct a post-closing a justment to account for a justments in Article II.

8.02 - Sales Taxes and Recording Fee.

Buyer shall pay all sales taxes occasione by the sale of the Properties an all ocumentary, filing an recor ing fees require in connection with the filing an recor ing of any assignments.

8.03 - Further Assurances  .

After Closing, Sellers an Buyer shall execute, acknowle ge an eliver or cause to be execute , acknowle ge an elivere such instruments an take such other action inclu ing payment of monies as may be necessary or a visable to carry out their obligations un er this Agreement an un er any ocument, certificate or other instrument elivere pursuant hereto or require ly law.

8.04 - Buyer Post-Closing

Obligation . If any time subsequent to the Closing, Buyer comes into possession of money or property belonging to the Sellers such money or other property shall be promptly elivere to the Sellers.

8.05 - Sellers Post-Closing Obligations

If at any time subsequent to the Closing, Sellers comes into possession of money or property belonging to the Buyer such money or other property shall be promptly elivere to the Buyer.

8.06 - Files an  Records

Within ten (10) ays after Closing, Sellers shall eliver the Recor s to Buyer at Buyer '92s expense.

8.07 - Survival.

The representations, warranties, covenants, agreements an in emnities inclu e or provi e herein shall survive the Closing for a two-year perio from the Closing ate.

ARTICLE IX

TERMINATION OF AGREEMENT

9.01 - Termination  .

This Agreement an the transactions contemplate hereby may be terminate in the following instances:

(a) By Buyer if the con itions set forth in Section 6.01 are not satisfie in all material respects or waive prior to the Closing ate;

(b) By Sellers if the con itions set forth in Section 6.02 are not satisfie in all material respects or waive prior to the Closing ate; or

(c) At any time by the mutual written agreement of Buyer an Sellers.

9.02 - Liabilities Upon Termination

If Closing oes not occur ue to Sellers '92 violation of the terms of this Agreement, then Buyer may seek such legal or equitable reme ies as Buyer may esire, inclu ing, without limitation, amages for the breach or failure of any representation, warranty, covenant or agreement containe herein an the right to enforce specific performance of this Agreement. If Closing oes not occur ue to Buyer's violation of the terms of this Agreement, Sellers may seek such legal or equitable reme ies as Sellers may esire, inclu ing, without limitation, amages for the breach or failure of any representations, warranty, covenant or agreement containe herein an the right to enforce specific performance of this Agreement.

ARTICLE X

EARNEST MONEY

Upon the execution of this Agreement, Buyer has eposite into escrow with Sprouse, Smith & Rowley, P.C.(the Escrow Agent ), the sum of Two Hun re Seventy Four Thousan Two Hun re an Ninety an No/100 ollars ($274,290.00)as earnest money (the Earnest Money ). At Closing, the Earnest Money, less any costs incurre , shall be applie against the Purchase Price, an all interest shall be elivere to Sellers but shall not re uce the Purchase Price. If this transaction fails to close ue to any breach by Buyer of the terms, con itions, representations, an warranties foun in this Agreement or ue to Buyer '92s failure to fulfill the con itions of Section 6.02, then as Sellers '92 exclusive reme y, the Earnest Money an all interest earne thereon shall be elivere to Sellers as liqui ate amages. If this transaction fails to close ue to any breach by Sellers of the terms, con itions, representations an warranties foun in this Agreement or ue to Sellers '92 failure to fulfill the con itions of Section 6.01, then as Buyer '92s exclusive reme y, either (i) the Earnest Money an all interest earne thereon shall be elivere to Buyer or (ii) Buyer may enforce specific performance of this Agreement. If this transaction fails to close for any other reason whatsoever, then the Earnest Money an all interest earne thereon shall be elivere to Buyer. Sellers an Buyer agree to give the Escrow Agent joint instructions for the elivery of the Earnest Money, together with any interest earne thereon, in accor ance with the terms of this Agreement.

ARTICLE XI

INDEMNIFICATION

11.01   Buyer's Indemnification

b . BUYER SHALL DEFEND, INDEMNIFY, AN SAVE AN HOL HARMLESS SELLER S AGAINST ALL CLAIMS, COSTS, EXPENSES, AN LIABILITIES (INCLU ING COSTS OF EFENSE, EXPERT FEES, AN OTHER COSTS) WITH RESPECT TO THE PROPERTIES WHICH ACCRUE OR RELATE TO TIMES AFTER THE EFFECTIVE ATE (BUT NOT INCLU ING THOSE INCURRE BY SELLERS WITH RESPECT TO THE SALE OF THE PROPERTIES TO BUYER b OR THE NEGOTIATIONS LEA ING TO SUCH SALE OR THOSE THAT RESULT FROM OR ARE ATTRIBUTABLE TO THE NEGLIGENCE OR WILLFUL MISCON UCT OF SELLERS, THEIR EMPLOYEES OR AGENTS WITH RESPECT TO THE OPERATION AN MAINTENANCE OF THE PROPERTIES, AN NOT INCLU ING THOSE THAT RESULT FROM OR ARE ATTRIBUTABLE TO ANY REPRESENTATION OF SELLERS CONTAINE IN THIS AGREEMENT BEING UNTRUE OR A BREACH OF ANY WARRANTY OR COVENANT OF SELLERS CONTAINE IN THIS AGREEMENT).

Sellers' Indemnification

b . SELLERS, SEVERALLY BUT NOT JOINTLY, SHALL EFEN , IN EMNIFY, AN SAVE AN HOL HARMLESS BUYER AGAINST ALL CLAIMS, COSTS, EXPENSES, LIABILITIES (INCLU ING COSTS OF EFENSE, EXPERT FEES, AN OTHER COSTS) b WITH RESPECT TO THE PROPERTIES WHICH ACCRUE OR RELATE TO TIMES PRIOR TO THE EFFECTIVE ATE (BUT NOT INCLU ING THOSE INCURRE BY BUYER WITH RESPECT TO THE PURCHASE OF THE PROPERTIES FROM SELLERS OR THE NEGOTIATIONS LEA ING TO SUCH PURCHASE, AN NOT INCLU ING THOSE THAT RESULT FROM OR ARE ATTRIBUTABLE TO ANY REPRESENTATION OF BUYER CONTAINE IN THIS AGREEMENT BEING UNTRUE OR A BREACH OF ANY WARRANTY OR COVENANT OF BUYER CONTAINE IN THIS AGREEMENT).

11.03 -    Time Limitation.

Any claim  against any Sellers  pursuant to the in  emnification  provisions  of
Section 11.02 must be brought within two (2) years following the Closing ate. Sellers '92 obligations un er the in emnity provisions of Section 11.2 shall expire an be of no further force an effect from an after two (2) years from the Closing ate, save an except for any claims brought by Buyer prior to such ate. b

11.04 -    Notice.
Each in emnifie party hereun er agrees that upon its iscovery of facts giving rise to a claim for in emnity un er the provisions of this Agreement, inclu ing receipt by it of notice of any eman , assertion, claim, action or procee ing, ju icial or otherwise, by any thir party (such thir party actions being collectively referre to hereinafter as the Claim ), with respect to any matter as to which it is entitle to in emnify un er the provisions of this Agreement, it will give prompt notice thereof in writing to the in emnifying party together with a statement of such information respecting any of the foregoing as it shall then have an a Claim for in emnity. The in emnifying party shall not be obligate to in emnify the in emnifie party with respect to any Claim with respect to which the in emnifie party faile to notify the in emnifying party thereof in accor ance with the provisions of this Agreement to the extent to which the lack of such notice can be reasonably shown to have increase the amount of the Claim.

    11.05 -    Defense of Claim.

The in emnifying party is entitle at its cost an expense to contest an efen by all appropriate legal procee ings any Claim with respect to which it is calle upon to in emnify the in emnifie party un er the provisions of this Agreement; provi e , however, that notice of the intention so to contest shall be elivere by the in emnifying party to the in emnifie party within a reasonable time in light of the circumstances then an there existing. Any such contest may be con ucte in the name an on behalf of the in emnifying party or the in emnifie party as may be appropriate. Such contest shall be con ucte by attorneys employe by the in emnifying party, but the in emnifie party shall have the right to participate in such procee ings an to be represente by attorneys of its own choosing at its cost an expense. If the in emnifie party joins in any such contest, the in emnifying party shall have full authority to etermine all action to be taken with respect thereto. If after such opportunity, the in emnifying party oes not elect to contest any such Claim the in emnifying party shall be boun by the result obtaine with respect thereto by the in emnifie party. At any time after the commencement of efense of any Claim, the in emnifying party may request the in emnifie party to agree in writing to the aban onment of such contest or to the payment or compromise by the in emnifying party of the asserte Claim, whereupon such action shall be taken unless the in emnifie party so etermines that the contest shoul be continue , an so notifies the in emnifying party in writing within fifteen (15) ays of such request from the in emnifying party. In the event that the in emnifie party etermines that the contest shoul be continue , the in emnifying party shall be liable hereun er only to the extent of the lesser of (i) the amount which the other party to the conteste Claim ha agree to accept in payment or compromise as of the time the in emnifying party ma e its request therefor to the in emnifie party or (ii) such amount for which the in emnifying party may be liable with respect to such Claim by reason of the provisions hereof.

    11.06 -    Cooperation.

If requeste by the in emnifying party, the in emnifie party agrees to cooperate with the in emnifying party an its counsel in contesting any Claim which the in emnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, but the in emnifying party will reimburse the in emnifie party for any expenses incurre by it in so cooperating. The in emnifie party agrees to affor the in emnifying party an its counsel the opportunity to be present at, an to participate in, conferences with all persons, inclu ing governmental authorities, asserting any Claim against the in emnifie party or conferences with representatives of or counsel for such persons.

    11.07 -   Payment  .

The in emnifying party shall pay to the in emnifie party in cash the amount to which the in emnifie party may become entitle by reason of the provisions of this Agreement, such payment to be ma e within five (5) ays after any such amount is finally etermine either by mutual agreement of the parties hereto or pursuant to the final unappealable ju gment of a court of competent juris iction. Any appropriate costs of efense, expert fees, an other costs shall be pai on a monthly basis.

    11.08 -    Notices.

Any notice, request, eman , instruction or other ocument to be given hereun er by either party to the other shall be in writing an elivere as provi e herein.

    ARTICLE XII

    GENERAL

12.01 - Claims.

Buyer shall be entitle to the rights an benefits of all claims Sellers have against thir parties with respect to the Properties arising out of events occurring prior an subsequent to the Effective Time inclu ing, without limitation, all rights an benefits un er the Gas Contracts. Sellers shall cooperate with Buyer in the prosecution of such claims, but Buyer shall bear all expenses relate to the prosecution of such claims.

12.02 - Expenses.

All fees, costs an expenses incurre by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplate by this Agreement shall be pai by the party incurring the same inclu ing, without limitation, legal an accounting fees, costs an expenses.

12.03 - Notices.

All communications require or permitte un er this Agreement shall be in writing, an any communications hereun er shall be eeme to have been uly ma e if elivere by (i) han , (ii) overnight elivery service, (iii) telecopy, or (iv) three ays after being place in first class certifie mail, postage prepai , with return receipt requeste to the following a resses:

All notices to Sellers shall be delivered  to:

    Wilbanks Exploration, Inc.
    1600 Stout Street, Suite 110
    Denver, Colorado 80121
    Attn: Jim Wilbanks

    With a copy to:

    Jeffrey G. Shrader, Esq.
    Sprouse, Smith & Rowley, P.C.
    P.O. Box 15008
    Amarillo, TX 79105-5008

  All notices to Buyer shall be delivered  to:

    Odessa Exploration, Incorporated
    191 Professional Center
    6010 Highway 191, Suite 210
    Odessa, Texas 79762
    Attn:  . Kirk Edwards
    With a copy to:

    Jeffrey Hewett, Esq.
    Lynch, Chappell & Alsup
    300 North Marienfeld
    Suite 700, The Summit
    Midland, TX 79701-4345

12.04 - Amendments.

This Agreement may not be amen e nor any rights hereun er waive except by an instrument in writing signe by the party to, be charge with such amen ment or waiver an elivere by such party to the party claiming the benefit of such amen ment or waiver.

12.05 - Hearings.

The hearings of the articles an sections of this Agreement are for gui ance an convenience of reference only an shall not limit or otherwise affect any of the terms or provisions of this Agreement.

12.06 - Counterparts.

This Agreement may be execute by Buyer an Sellers in any number of counterparts, each of which shall be eeme an original instrument, but all of which together shall constitute but one an the same instrument.

12.07 - References.

References ma e in this Agreement, inclu ing use of a pronoun, shall be eeme to inclu e where applicable, masculine, feminine, singular or plural, in ivi uals, partnerships or corporations. As use in his Agreement, person shall mean any natural person, corporation, partnership, trust, estate or other entity. ul

12.08 - Governing Law .

This Agreement an the transactions contemplate hereby shall be construe in accor ance with, an governe by, the laws of the State of Texas.

12.09 - Entire Agreement.

This Agreement (inclu ing the Exhibits hereto) constitutes the enire un erstan ing among the parties with respect to the subject matter hereof, superse ing negotiations, prior iscussions an prior agreements an un erstan ings relating to such subject matter.

12.10 - Parties in Interest  .

This Agreement shall be bin ing upon an shall inure to the benefit of the parties hereto an , except as otherwise prohibite , their respective successors an assigns; an except as otherwise state herein, nothing containe in this Agreement, or implie herefrom, inten e to confer upon any other person or entity any benefits, rights or reme ies.

12.11 - Assignments.

Except as otherwise provi e herein neither Buyer nor Sellers may assign their respective rights without the consent of the other.

12.12 - Public Announcements.

The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplate by this Agreement, the party esiring to make such public announcement or statement shall consult with the other party hereto an exercise their best efforts to agree upon the text of a joint public announcement or statement to be ma e. ul 12.13 - Notices After Closing. Buyer an Sellers hereby agree that each party shall notify the other of its receipt, after the Closing ate, of any instrument, notification or other ocument affecting the Properties while owe by such other party.

12.14 - Severability  .

If a court of competent juris iction etermines that any clause or provision of this agreement is voi , illegal or unenforceable, the other clauses an provisions of the Agreement shall remain in full force an effect an the clauses an provisions which are etermine to be voi , illegal or unenforceable shall be limite so that they shall remain in effect to the extent permissible by law.

12.15 - Sellers' Section 1031.

Notwithstan ing any other provision of this Agreement to the contrary, Sellers have a vise Buyer that Sellers may elect to have the transaction contemplate hereby structure so as to comply with the requirements of Section 1031 of the Unite States Internal Revenue Co e entitling Sellers to obtain like-kin income tax treatment with respect to the sale of the Property. Buyer agrees to cooperate with Sellers if Sellers make such an election provi e that in no event shall Buyer incur any a itional liability or expense of any kin whatsoever as a consequence of Sellers electing to treat this transaction as part of a like-kin exchange an Buyer '92s obligations are complete within sixty (60) ays following the Closing ate. A itionally, Buyer shall have no responsibility or liability whatsoever for Sellers actually obtaining any particular tax treatment as a result of the transaction contemplate by this Agreement whether or not Seller seeks to obtain like-kin exchange treatment.

Instead of requesting Buyer's participation in an exchange, Sellers shall have the right to use a qualifie interme iary party to assist Sellers in effecting the exchange, an Sellers may assign Sellers's rights un er this Agreement to that interme iary to effect the exchange. However, that assignment shall not relieve Sellers of Sellers's obligation to cause the property to be sol pursuant to this Contract to be transferre to Buyer.

IN WITNESS WHEREOF the parties have execute or cause the Agreement to be executed as of the ay an year first above written.

    SELLERS:            BURNETT CORPORATION, INC.


By:_________________________________
   Ann C. Fatheree, President

  __________________________________
   B.O. Cornelius

  __________________________________
   Ann C. Fatheree

  __________________________________
   James R. Corbin

  __________________________________
   Mary Jo Mitton

  __________________________________
   Birke B. Marsh

  __________________________________
   H. Brianna Cobb

  __________________________________
   Birke B. Marsh, Trustee of
   the Corbin Trust 1976

  __________________________________
   Jamie Kim Corbin

  __________________________________
   Josh Alan Corbin

  __________________________________
   Jason J. Corbin



WILBANKS
EXPLORATION, INC.



By:__________________________________
   James O. Wilbanks,
   President


   __________________________________
   Jeffrey G. Shrader


BUYER:

ODESSA EXPLORATION, INCORPORATED



By:__________________________________
   Kirk Edwards,
   President


ASSIGNMENT AND BILL OF SALE




  STATE OF _____________
  KNOW ALL MEN BY THESE

  PRESENTS:
  COUNTY OF ____________




  EXECUTED  this ______ Day of
  _______________, 1998, but EFFECTIVE as of the
  Effective Date.


  WITNESSES:          ASSIGNOR:


  ______________________________



  ______________________________


   WITNESSES:            ASSIGNEE:

  _____________________________



  STATE OF TEXAS

  COUNTY OF ______________

    This instrument was acknowledged before me by __________________________, this
    ______  day of May, 1998.




    _______________________________
    Notary Public in and for
    State of Texas


    STATE OF TEXAS

    COUNTY OF ______________